UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 24, 2006

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Exact name of registrant as specified in charter)

New Jersey	2-27018	22-1697095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Main Street, Hackensack, New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 488-6400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

DIVIDEND ANNOUNCEMENT

The registrant has reported to its shareholders that its fourth quarter dividend for fiscal year ending October 31, 2006 will be $ .50 per share, payable on December 19, 2006, to shareholders of record on December 4, 2006. Additionally, FREIT announced that, beginning in the first fiscal quarter of 2007, it is increasing its fixed quarterly dividend to $ .30 per share from $ .25 per share.
The Press Release is included as Exhibit I to this Form 8-K.

The statements in this report that relate to future earnings or performance are forward-looking. Actual results might differ materially and be adversely affected by such factors as longer than anticipated lease-up periods or the inability of tenants to pay increased rents. Additional information about these factors is contained in the Trust’s filings with the SEC including the Trust’s most recent filed report on Form 10-K and Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Registrant)
	By:	/s/ Robert S. Hekemian
Robert S. Hekemian
Chairman of the Board
Date: October 26, 2006

EXHIBIT INDEX

Exhibit
Number	Description

1	Press Release - Fourth quarter ending October 31, 2006 dividend announcement.

4